UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 12, 2012

ASSOCIATED BANC-CORP

(Exact name of registrant as specified in its charter)

Wisconsin	001-31343	39-1098068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Hansen Road

Green Bay, Wisconsin 54304

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (920) 491-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 12, 2012, Associated Banc-Corp (the “Company”) completed its public offer and sale of $155,000,000 aggregate principal amount of the Company’s 1.875% Senior Notes due 2014 (the “Notes”). The net proceeds of the offering were approximately $154,438,050.

The Notes were issued pursuant to an Indenture, dated as of March 14, 2011, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”). The issuance and sale of the Notes and the terms of the Notes and the Indenture are more fully described in a prospectus supplement dated September 5, 2012 to the prospectus dated January 11, 2012, which was filed with the Securities and Exchange Commission as part of the Company’s Registration Statement on Form S-3 (Registration No. 333-178973) filed on January 11, 2012. The form of Global Note representing the Notes (the “Global Note”) is filed as Exhibit 4.1 to this Report on Form 8-K and is incorporated by reference herein. The description of the Global Note does not purport to be complete and is qualified in its entirety by reference to such exhibit.

In connection with the issuance and sale of the Notes, Godfrey & Kahn, S.C. has delivered an opinion to the Company, attached as Exhibit 5.1 to this Report on Form 8-K and is incorporated by reference herein, that the Notes constitute valid and binding obligations of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed as part of this Report on Form 8-K:

4.1	Global Note dated as of September 12, 2012 representing $155,000,000 1.875% Senior Notes due 2014.

5.1	Opinion of Godfrey & Kahn, S.C.

23.1	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED BANC-CORP

Dated: September 13, 2012	By:	/s/ Randall J. Erickson
Randall J. Erickson Executive Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number

4.1	Global Note dated as of September 12, 2012 representing $155,000,000 1.875% Senior Notes due 2014.

5.1	Opinion of Godfrey & Kahn, S.C.

23.1	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1).

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